UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

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LAXAI PHARMA, LTD.

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(Exact name of Registrant as specified in charter)

Israel	0-17788	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

8905 Regents Park Drive, Suite 210, Tampa, FL		33647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (813) 428-3500

NEXGEN BIOFUELS, LTD.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Item 1.01

Entry into a Material Definitive Agreement

OSR Holding Corp. (“Holding”), a wholly owned subsidiary of Laxai Pharma, Ltd., formerly known as NexGen Biofuels, Ltd. (the “Registrant”), has entered into an Asset Purchase Agreement (the “APA”) with OSR Solutions, Inc. (“Solutions”).  Under the terms of the APA, Holding will acquire substantially all the assets of Solutions (the “Assets”) for a purchase price of $2,250,000.  In addition to the foregoing, as part of the purchase Holding obtained an option to purchase shares of Avanti Life Sciences, Pvt. Ltd., an affiliate of Solutions.  Solutions also granted Holding a right of first refusal to repurchase the shares of the Registrant acquired by Solutions in the acquisition.

The purchase price for the acquisition will be paid in the following manner:

1.

$1,250,000 in cash payable at Closing, $250,000 in cash payable on December 31, 2010, $250,000 in cash payable on December 31, 2011, and $250,000 in cash payable on December 31, 2012.  The deferred portion of the purchase price will earn interest at a rate of 3.25% per annum.  Registrant has also agreed to pay an additional $250,000 on or before April 1, 2010.  In the event this payment is not made, Solutions has been granted an option to purchase an additional 5,000,000 of Registrant’s ordinary shares in satisfaction of the $250,000 required payment.

2.

Five Million Six Hundred Three Thousand Two Hundred Eighty One (5,603,281) ordinary shares of the Registrant -- representing approximately 9.95% of the ordinary shares outstanding at the date of Closing – will be issued to the Registrant at the Closing of the transaction.

3.

Holding will assume certain liabilities of Solutions in the approximate amount of $600,000.

4.

In addition, the purchase price will be subject to the following potential adjustments:

(a)

The deferred portion of the purchase price will be reduced based on the amount that annual audited EBITDA associated with the assets to be acquired is less than $1,000,000 during the year ending on the date of the required payment.  The amount of such reduction will be $250,000 times the following ratio:  EBITDA related to the operation of the assets determined as of December 31, 2010 divided by $1,000,000.  This adjustment shall be reduced to the extent that EBITDA is reduced by overhead costs that exceed $125,000 per month.

(b)

The deferred portion of the purchase price will be reduced and/or increased dollar for dollar by the amount that the net worth of Solutions -- as calculated using Solution’s interim balance sheet dated February 28, 2010 -- is more or less than the net worth of Solutions for the same period using a balance sheet audited by a PCAOB accounting firm, provided such audit must be completed no later than six (6) months following the end of Solutions’ fiscal year.

The Board of Directors and the shareholders of the Registrant approved the Asset Purchase Agreement and the transaction contemplated by the Asset Purchase Agreement.

In order to finance the acquisition of the Assets described above, the Registrant and Holding entered into a Note and Warrant Purchase Agreement with UTA Capital LLC, a Delaware limited liability company (the “Lender”), and raised equity capital from the sale of Registrant’s ordinary shares, see Item 3.02 below.  Under the terms of the Note and Warrant Purchase Agreement and related documents, the Lender agreed to provide Registrant funding in the form of a Senior Secured Bridge Note (the “Note”) in the face amount of $1,440,000 (the “Funding Transaction”).  The purchase price of the Note at Closing is $1,200,000.  The Note will earn interest at a rate of 12% per annum and Registrant agreed to pay the Lender additional interest equal to 4% of the purchase price of the Note, payable at the Closing.  The Note matures 150 days from the date of Closing.  The interest rate is increased by 2% per annum on the 30th day after Closing and another 2% per annum on both the 40th and 50th day after Closing, until a minimum of $750,000 of the obligation represented by the Note is retired.  In addition, the Registrant granted to Lender a warrant to purchase not more or less than 9.9% of the Registrant’s issued and issuable ordinary shares, initially estimated to be 5,800,000 of the Registrant’s ordinary shares, subject to certain adjustments.  The Warrant has a term of five (5) years, and the exercise price for the shares is $.05 per share, subject to certain adjustments.  The Note is guaranteed by Holding, and is secured by all the accounts receivable of Holding and Registrant, and by a pledge of Registrant’s stock of Holding.  In addition, as security for the payment of the Note, Registrant and Holding have agreed to deposit all cash received from their customers into a Secured Account, with cash to be released from the Secured Account to Holding only after cash in the Secured Account, when added to the then-current accounts receivable of Holding, equals $900,000.

In addition to the foregoing, the Chairman of the Registrant’s Board of Directors, Mr. Ram Ajjarapu and his spouse have pledged substantially all of Registrant’s ordinary shares, which they own, amounting to approximately 31,151,842 ordinary shares, as security for the Note, in addition to other collateral.  The Promissory Note is also personally guaranteed by Mr. Ajjarapu.

OSR Solutions, Inc. is a contract research company providing integrated services across the drug development spectrum.  Clinical research services are provided out of Solutions headquarters in South Plainfield, New Jersey.  Solutions employs about 60 professionals across the United States and primarily focuses its services in the areas of biostatistics, data management (EDC, Hybrid and Paper), CDISC consulting, medical writing, monitoring, regulatory, drug safety, and related training programs.

Solutions offers a unique value proposition to clients in their drug development initiatives through an innovative global partnership model.  Solutions provides onsite, offsite, offshore, and blended service engagement models.  Solutions offsite engagement model costs are about 25% lower than similar costs incurred by most of its competitors.  Solutions ability to offer clinical research services from a highly trained and experienced United States staff coupled with its ability to engage a less expensive staff through its clinical research service partner in India creates a blended service model.  The blended service model provides Solutions’ clients with the ability to successfully conduct clinical trials and get work done round the clock with increased productivity and reduce costs.

Solutions has standard operating procedures (SOPs) in place and it has conducted successful client audits.  Solutions has well-documented IT practices and policies in place.  Solutions offers a range of services to fit a client’s clinical trial goals and needs.  Solutions in-house staffing service enables it to scale up or scale down the team size during the peaks and the valleys of a project.

The Solutions’ team has a successful track record and experience working with large Bio Pharmaceutical Companies and CROs on multiple therapeutic projects and at various tiers, all the way from Study Coordinator to Director.  The team has experience working with various CDMS, Analytics and Pharmacovigilance tools.  Solutions strongly believes the key to any project success is its project managers.  Solutions’ project managers bring substantial experience to their jobs.  Solutions Lead Project Managers/Data Managers are based in the US, which enables the project managers to quickly respond to urgent matters without compromising time and quality.  The average experience for Solutions’ Project Managers is more than 10 years in the industry.  Solutions, as a team, has more than 200,000 man hours of experience in delivery.

Solutions performs detailed project management activities for each project awarded.  Project management activities are performed according to the standards and best practices identified by the Project Management Institute

(PMI).  In addition methodologies developed through Six-Sigma programs have been used to refine Solutions processes while increasing its quality of work.

Item 2.01

Completion of Acquisition or Disposition of Assets

On March 3, 2010 the purchase of the assets of OSR Solutions, Inc. was closed in accordance with the terms of the Asset Purchase Agreement, described above in Item 1.01.  In addition, the Financing Transaction was closed in accordance with the terms of the Note and Warrant Purchase Agreement as described above in Item 1.01 above, and the disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

On March 3, 2010 the Registrant closed on the purchase of the Assets of OSR Solutions, Inc. in accordance with the terms of the Asset Purchase Agreement described in Item 1.01 above.  Accordingly on that date, the Company issued 5,603,281 ordinary shares to OSR Solutions, Inc.

During the period from January, 2010 to March, 2010 the Registrant completed an offering of 2,900,000 of its ordinary shares.  These shares were sold to a total of seven (7) shareholders for a total consideration of $293,000.  These shares were sold on a private placement basis and the Company paid a commission of $11,000 in connection with such sales.

All sales were made outside of the United States or to United States residents who qualified as accredited investors.  Securities issued by the Company in these transactions are deemed “restricted securities” within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the “private placement” exemption under Section 4(2) of the Securities Act.  These transactions did not involve any public offering of securities.  Investors who purchased securities in the private placement had access to information about the Registrant which was necessary to allow them to make an informed investment decision.  The Registrant has been informed that each shareholder is able to bear the economic risk of his investment and they are aware that the securities are not registered under the Securities Act.  The purchasers of the securities have been notified that the securities cannot be re-offered or re-sold unless the securities are registered or are qualified for sale pursuant to an exemption from registration.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchaser’s represented in writing that they acquired the securities for their own accounts and not with a view to or for resale in connection with any distribution.  A legend was placed on each of the stock certificates stating that the securities are restricted, they have not been registered under the Securities Act and they cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The directors and the shareholders approved an amendment of the Registrant’s Articles of Incorporation, which changed the name of the Registrant from NexGen Biofuels, Ltd. to Laxai Pharma, Ltd.  The shareholders acted by written consent of shareholders owning over 85% of Registrant’s outstanding ordinary shares.  This amendment and name change was effective on February 22, 2010.  The purpose of the change was to better reflect the new business of the Registrant.

Item 9.01

Financial Statements and Exhibits

The financial statements associated with this filing will be made within seventy-one (71) calendar days of the filing of this report in accordance with Item 9.01(a)(4) of Form 8-K.

Exhibit No.	Description of Exhibit

10(a)	Asset Purchase Agreement

10(b)	Note and Warrant Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010

LAXAI PHARMA, LTD. (Registrant)

By:	/s/ Ram Ajjarapu
Ram Ajjarapu
Chairman